SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                             -----------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Sections 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 April 16, 1999
                Date of Report (Date of Earliest Event Reported)


                                    FWT, Inc.
               (Exact Name of Registrant as Specified in Charter)


             Texas                   333-44273                75-1040743
 (State or Other Jurisdiction       (Commission             (IRS Employer
       of Incorporation)            File Number)           Identification No.)


                                 5750 East I-20
                             Fort Worth, Texas 76119
              (Address and Zip Code of Principal Executive Offices)

                                 (817) 255-3060
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                           FORWARD-LOOKING STATEMENTS

      This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1933, as amended. When used in this Form 8-K, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to FWT, Inc. ("FWT" or the "Company") or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements are subject to certain risks, uncertainties and assumptions, including the high level of and restrictions imposed by debt, dependence on the wireless communications industry, concentration of customers, ability to implement management initiatives, including cost reductions, in a timely manner, fluctuations in quarterly results, and competition. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, excepted or projected. Such forward- looking statements reflect the current views of the Company's management with respect to future events and are subject to those and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entity by this paragraph. For more information regarding the risks, uncertainties and assumptions, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in the Company's Form 10-Q for the quarterly period ending October 31, 1998.

ITEM 5.  OTHER EVENTS

      On April 16, 1999, the Company filed its voluntary petition (the "Bankruptcy Petition") for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in order to facilitate an orderly reorganization of the Company's financial structure and enable the Company to emerge from bankruptcy as a viable operating company. Prior to such filing, the Company was in discussions with an unofficial committee of holders of the Company's $105 million of 9 7/8% Senior Subordinated Notes (the "Notes") concerning the Company's financial condition and the need to reorganize the Company's debt structure. The Company believes that it currently has adequate cash and working capital in order to operate its business and meet its customers' orders.


            By filing the Bankruptcy Petition, the Company hopes it will be able to quickly negotiate a restructuring with the holders of the Notes as well as the Company's other creditors. The Company continues its attempts to locate a new secured lender to replace its current secured lenders. The Company believes it has reached an agreement with Bankers Trust Company and BT Commercial Corporation (the "Lenders") for the orderly repayment of all amounts owing under the Credit Agreement dated as of November 12, 1997 (the "Facility") with such parties. The current amount due under the Facility is approximately $1.22 million. This agreement with the Lenders is subject to execution of an agreed order by the Company and the Lenders as well as approval by the bankruptcy court of such an agreed order.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FWT, INC.


Dated: April 20, 1999             By: /s/ ROY J. MOORE
                                          Roy J. Moore, Chief Executive Officer



                                     2